UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                           FORM 8-K/A
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 1, 2000









                 ELECTRONIC IDENTIFICATION, INC.
               (FORMERLY GIRNE ACQUISITION CORP.)
     (Exact name of registrant as specified in its charter)
                          (Amendment 2)







Delaware              000-27365                   88-0440528
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1200 W. Pender St., Suite 411, Vancouver, BC  Canada V6E 2S9
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-8002

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On   March   1,  2000,  the  Company  was  acquired   through   a
reorganization agreement with Electronic Identification, Inc., a Nevada company. The Board of Directors approved the purchase of the Company by Electronic Identification, Inc.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 24, 2000, the Company dismissed its certifying accountant, Stefanou & Company, LLP. ("Stefanou"). Stefanou's report on the financial statements for the period February 28, 1999 (date of the Company's inception) through June 30, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that his report for the fiscal year ended June 30, 1999 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern The decision to dismiss Stefanou was approved by the Company's Board of Directors. During the period of February 28, 1999 (date of Company's inception) through June 30, 1999 and subsequent interim period through July 24, 2000, the Company has not had any disagreements with Stefanou on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged KPMG LLP ("KPMG") as its certifying accountant as of July 24, 2000 for the Company's period ending June 30, 2000.

The  Company  has  not  consulted Parker  previously.  Stefanou's
letter,   which  is  required  pursuant  to  Item  304(a)(3)   of
Regulation S-B, is attached.

ITEM 5.   OTHER EVENTS

As  of  March  1,  2000,  the Company will change  its  corporate
address  to 1200 W. Pender St., Suite 411, Vancouver, BC   Canada
V6E 2S9.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

On March 1, 2000 the sole officer and director of the Company appointed Terry Kirby as a member of the board of directors

On March 1, 2000, the Company accepted the resignation of Mike M. Mustafoglu as a member of the board and as the sole officer, effective immediately. The remaining member of the board decided not fill the vacancy left by Mr. Mustafoglu. Mr. Kirby was also appointed as President, Secretary, Treasurer of the Company.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

  (a) Financial Statements of Electronic Identification, Inc. have been filed by amendment on May 5, 2000.
(b)  Pro Forma Financial Information have been filed by amendment on May 5, 2000.
(c)  Ex. 16    Letter from Stefanou & Company, LLP to the
Commission, dated July 24, 2000.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Electronic Identification, Inc.



                           By: /s/ Terry Kirby
                              Terry Kirby,
                              President/Secretary/Treasurer



                           Date: August 2, 2000